UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021

FOSSIL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

901 S. Central Expressway
Richardson,	Texas	75080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FOSL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02                                           Results of Operations and Financial Condition.

In connection with the Notes Offering (described in Item 8.01 below), Fossil Group, Inc. (the “Company”, “we” or “us”) is providing the following preliminary estimated unaudited financial information.

Preliminary Estimated Unaudited Financial Results

Our financial results as of and for the three months ended October 2, 2021 are not yet complete. The forward-looking information presented below reflects our preliminary estimated unaudited results based solely on information available to us as of the date of this Current Report on Form 8-K. We have provided ranges for certain items rather than specific amounts since our financial closing procedures are not yet complete as of and for the three months ended October 2, 2021. Actual results are not expected to be publicly available until we file our consolidated financial statements and related notes as of for the three months ended October 2, 2021 with the Securities and Exchange Commission (“SEC”). These preliminary estimates do not present a comprehensive statement of our consolidated results for the three months ended October 2, 2021 and should not be used as a substitute for interim financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). You should not place undue reliance on these estimates. This preliminary estimated unaudited financial information has been prepared by and is the responsibility of our management. Our independent registered public accounting firm, Deloitte & Touche, LLP, has not audited, reviewed, compiled nor performed any procedures with respect to the preliminary estimated unaudited financial results and therefore does not express an opinion or any other form of assurance with respect to these preliminary estimates. We currently expect that our final results of operations and other data will be consistent with the estimates set forth in this Current Report on Form 8-K, however such estimates are preliminary and our actual results of operations and other data could differ materially from these preliminary estimates due to the completion of our financial closing procedures, final adjustments, review procedures to be performed by our management and audit committee and other developments that may arise between now and the time our unaudited interim consolidated financial statements as of and for the three months ended October 2, 2021 are issued.

We expect our results to include:

•Net sales within the range of $490 to $494 million for the three months ended October 2, 2021, an increase of approximately 13% versus $435 million for the three months ended October 3, 2020 and within the range of $1,792 to $1,796 million for the twelve months ended October 2, 2021 (the “LTM period”);

•Income before income taxes within the range of $38 million and $43 million for the three months ended October 2, 2021, an increase of approximately 322% to 378% versus $9 million for the three months ended October 3, 2020 and within the range of $34 million and $39 million for the LTM period; and

•Adjusted EBITDA within the range of $59 million and $64 million for the three months ended October 2, 2021, an increase of approximately 37% to 49% versus $43 million for the three months ended October 3, 2020 and within the range of $147 and $152 million for the LTM period.

Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as our income (loss) before the impact of income tax expense (benefit), plus interest expense, amortization and depreciation, impairment expense, other non-cash charges, stock-based compensation expense, and restructuring expense minus interest income. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures should not be considered as alternatives to any performance measures derived in accordance with GAAP. We present Adjusted EBITDA and Adjusted EBITDA Margin because management uses these measures as key performance indicators, and we believe they are measures frequently used by securities analysts, investors and other parties to evaluate companies in our industry. These measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP.

The following table presents a reconciliation of income before income taxes, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA, and the calculation of Adjusted EBITDA Margin for the three months ended October 3, 2020, as well as a reconciliation of our preliminary estimated income before income taxes range to our preliminary estimated Adjusted EBITDA range and the corresponding calculations of Adjusted EBITDA margin for the three months ended October 2, 2021. The historical financial information for the three months ended October 3, 2020 has been derived from the unaudited consolidated financial statements and the accompanying notes included in our Quarterly Report on Form 10-Q for the period ended October 3, 2020.

	For the Three Months Ended
	October 2, 2021		October 3, 2020(1)
	Estimated		Actual
($ in millions):	Low	High
Income before income taxes	$38	$43	$9
Plus:
Interest expense	6	6	8
Amortization and depreciation	7	7	10
Impairment expense	1	1	5
Other non-cash charges	(1)	(1)	2
Stock-based compensation	3	3	3
Restructuring expense	5	5	6
Less:
Interest income	—	—	—
Adjusted EBITDA	$59	$64	$43

Net sales	$490	$494	$435
Adjusted EBITDA Margin	12%	13%	10%
(1)   Prior period amounts have been adjusted to conform to the current period presentation.

The following table presents a reconciliation of our preliminary estimated income before income taxes range to our preliminary estimated Adjusted EBITDA range and the corresponding calculations of Adjusted EBITDA margin for the LTM period.

	LTM Period Ended October 2, 2021
	Estimated
($ in millions):	Low	High
Income before income taxes	$34	$39
Plus:
Interest expense	29	29
Amortization and depreciation	33	33
Impairment expense	13	13
Other non-cash charges	—	—
Stock-based compensation	9	9
Restructuring expense	30	30
Less:
Interest income	1	1
Adjusted EBITDA	$147	$152

Net sales	$1,792	$1,796
Adjusted EBITDA Margin	8%	8%

The following table presents preliminary estimated total liquidity, consisting of cash and cash equivalents and availability under our revolving credit facility as of October 2, 2021. The historical total liquidity as of July 3, 2021 has been derived from the unaudited consolidated financial statements and the accompanying notes included in our Quarterly Report on Form 10-Q for the period ended July 3, 2021. As of October 2, 2021, we had $33 million of outstanding borrowings under our revolving credit facility.

	As of October 2, 2021	As of July 3, 2021
($ in millions):	Estimated	Actual
Cash and cash equivalents	$182	$252
Revolving credit facility availability	$123	$42
Liquidity	$305	$294

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, that address activities that the Company assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including specifically the statements regarding the preliminary estimated unaudited financial information and the statements regarding the Notes Offering (as defined below). These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of the Company. Additional risks and uncertainties are more fully described in the Company’s filings with the SEC, including our Annual Report on Form 10-K/A for the fiscal year ended January 2, 2021 as supplemented by subsequent Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s website at www.sec.gov. Readers of this Current Report on Form 8-K are cautioned not to place undue reliance on, the forward-looking statements contained herein. The Company assumes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

The information furnished under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 8.01    Other Events.

Notes Offering

On November 1 2021, we issued a press release announcing that we had commenced an underwritten registered public offering (the “Notes Offering”) of $125 million aggregate principal amount of senior notes due 2026 (the “Notes”), subject to market and certain other conditions. The Company expects to use the net proceeds of the Notes Offering to repay outstanding borrowings under the Company’s Term Credit Agreement. The offering of the Notes is being made pursuant to the Company’s shelf registration statement on Form S-3, which was declared effective by the SEC on September 30, 2021, including a base prospectus, and a preliminary prospectus supplement related to the offering previously filed with the SEC. A copy of the press release is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01    Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Document Description
99.1	Press Release, dated November 1, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2021

FOSSIL GROUP, INC.

	By:	/s/ SUNIL M. DOSHI
Sunil M. Doshi
Senior Vice President, Chief Financial Officer and Treasurer